Exhibit 10.30

Loan Assumption Agreement

This Loan Assumption Agreement (this “Agreement”), dated as of May 12, 2021 (the “Effective Date”) is made by and among HD Sunland Park Property, L.L.C., a Delaware limited liability company (“Original Borrower”), LF3 El Paso, LLC, a Delaware limited liability company (“SPE Owner”) and LF3 EL PASO TRS, LLC, a Delaware limited liability company (“TRS Lessee”; and collectively with SPE Owner , “New Borrower”), and EPH Development Fund LLC, a Delaware limited liability company (“Lender”). Original Borrower and New Borrower are hereinafter sometimes collectively referred to as the  “Borrower Parties”.

Recitals

A.	Original Borrower is the current owner of fee title to the real property described on Exhibit A attached hereto (“Land”) and the buildings and improvements thereon (“Improvements”), with a street address of 900 Sunland Park Dr, El Paso, TX 79922 (the “Property”).
B.	Lender is the current owner and holder of a loan (“Loan”) evidenced by a Promissory Note in the original principal amount of $8,400,000, dated May 31, 2018, from Original Borrower to Lender (the “Original Note”) and secured by a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated May 31, 2018, from Original Borrower to WestStar Title, LLC, as trustee, for the benefit of Lender covering the Property (the “Security Instrument”; and together with the Original Note, the “Original Loan Documents”), recorded on May 31, 2018 as Document Number 20180042472 in the real property records of El Paso County, Texas (the “Records”).
C.	Original Borrower is in default under the Loan for failure to pay debt services and other amounts payable thereunder to Lender, and all indebtedness owing by Original Borrower to Lender continues to be due and payable.
D.	New Borrower desires to purchase the Property from Original Borrower and to assume the Assumed Payment Obligation (defined in Paragraph 3 below) and Original Borrower’s other obligations under the Original Loan Documents as provided herein (the “Assignment and Assumption”).
E.	Lender has agreed to consent to the Assignment and Assumption on the terms and subject to the conditions hereinafter set forth.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

1.	Conditions Precedent to Lender’s Consent to the Assignment and Assumption. Lender’s consent and approval as set forth in Paragraph 3 below is conditioned upon the satisfaction of each of the following conditions precedent (the “Conditions Precedent”):
(a)	Additional Documents. Lender will have received the following documents, each executed by the persons and entities as set forth below, each acknowledged as appropriate, each in form and substance acceptable to Lender (the “Additional Loan Documents”):
(i)	Loan Agreement executed by New Borrower,
(ii)	Amended and Restated Promissory Note in the principal amount of $7,900,000 executed by New Borrower,
(iii)	Memorandum of Loan Assumption Agreement executed by New Borrower,
(iv)	Cash Management Agreement executed by New Borrower and Wells Fargo Bank, National Association as the deposit account bank,
(v)	Continuing Guaranty executed by Lodging Fund REIT III OP, LP, a Delaware limited partnership (“Entity Guarantor”),
(vi)	Continuing Guaranty (Carve Out) executed by Corey R. Maple (together with Entity Guarantor, “Guarantor”),
(vii)	Environmental Indemnity Agreement executed by New Borrower and Guarantor and New Borrower, and
(viii)	Assignment, Consent and Subordination of Management Agreement executed by NHS LLC dba National Hospitality Services and TRS Lessee.
(b)	Escrow. Borrower shall have established and fully funded all escrows as and in the amounts required by the Loan Agreement.
(c)	Comfort Letter. Lender shall have received a comfort letter in form and substance satisfactory to Lender executed by Holiday Hospitality Franchising, LLC, a Delaware limited liability company (“Licensor”) and TRS Lessee in connection with the License Agreement dated on or about the Effective Date between TRS Lessee, as licensee, and Licensor, related to the Property.
(d)	Ownership and Organizational Documents. Lender shall have received and approved such ownership documents and organizational documents as are requested by Lender.
(e)	Title Policy. Lender shall have received a mortgagee’s policy of title insurance satisfactory to Lender in the amount of the Loan from First American Title Insurance Company or another underwriter satisfactory to Lender, with such endorsements as Lender may require, at New Borrower’s sole cost.
(f)	Financing Statements. Borrower shall have delivered to Lender financing statements and/or financing statement amendments in form and substance reasonably satisfactory to Lender in all places necessary in connection with the perfection of Lender’s security interest in the fixtures and other property described in the Security Instrument.
(g)	Conveyance of Property to New Borrower. Original Borrower shall have executed and contemporaneously a deed or deeds, in the form approved by Lender, in the Records, pursuant to which title to the Property shall be conveyed to New Borrower.
(h)	No Subordinate Liens; Status of Title. There shall be no secondary or subordinate financing of the Property in connection with the conveyance and transfer of the

Property by Original Borrower to New Borrower; provided, however, that the PPP Loan is being assumed by New Borrower and no other changes to the status of title to the Property not approved by Lender.
(i)	Insurance. Borrower shall have delivered to Lender evidence of insurance coverage for the Property as required by the Loan Agreement.
2.	Existing Loan Indebtedness. Original Borrower acknowledges that it is in default under the Loan, and hereby authorizes Lender to apply to the current outstanding balance of the Loan the following (the “Partial Payment Amount”): (a) all amounts held by or for the benefit of Lender in any and all operating and other accounts, whether such accounts are in the name of Original Borrower, Manager, or Lender, in connection with the Property, (b) all amounts escrowed or deposited by Original Borrower or Manager to or for the benefit of Lender before or the Effective Date and designated as escrow payments or deposits for taxes, insurance, operating expenses, reserve funds, ad FF&E reserves, and (c) all cash on hand at the Property on the Effective Date. Original Borrower hereby conveys and relinquishes the Partial Payment Amount to Lender. New Borrower acknowledges and agrees that (x) the Partial Payment Amount will be applied by Lender to the outstanding balance of the Loan on the Effective Date, immediately prior to the assumption of the Loan by New Borrower, (y) following the application of the Partial Payment Amount to the outstanding balance of the Loan, such balance will exceed $7,900,000, and (z) New Borrower will not receive the benefit of or any credit for the Partial Payment Amount.
3.	Assumption of Loan. New Borrower hereby assumes (a) $7,900,000 of the indebtedness due under the Note (the “Assumed Payment Obligation”) and (b) all of Original Borrower’s other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Original Loan Documents, and (c) all indebtedness and obligations of Original Borrower under the PPP Loan. New Borrower agrees to comply with and be bound by all the terms, covenants, conditions, and provisions set forth in the Original Loan Documents, as modified by the Additional Loan Documents. New Borrower hereby acknowledges and agrees that title to the Property and Borrower’s interest in the Property is encumbered by and subject to the liens, security interests, assignments and other terms, covenants, restrictions and provisions of the Security Instrument. Subject to complete satisfaction of the Conditions Precedent, Lender approves the Assignment and Assumption. Original Borrower acknowledges that the aggregate amount of indebtedness owing by Original Borrower to Lender on the Effective Date less the sum of the Partial Payment Amount and the Assumed Payment Obligation (the “Residual Amount”) remains outstanding, and Original Borrower acknowledges that by executing this Agreement and approving the Assignment and Assumption, Lender does not intend to forgive or abate the Residual Amount.
4.	Payment of Transaction Costs and Expenses. Either or both of Borrower Parties shall pay at the time of execution of this Agreement by Lender (a) the legal fees and disbursements of Lender’s counsel in connection with the preparation of this Agreement and the transactions contemplated in this Agreement; (b) all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (c) the costs of obtaining a new Lender’s policy of title acceptable to Lender insuring the Loan Documents as affected by this Agreement.

5.	Modification to Security Instrument. The Security Instrument is hereby modified as follows:
(a)	Section 1.8, 1.14, 1.15, and 1.17 of the Security Instrument are hereby deleted in their entirety and replaced with the following:

1.8 LF3 El Paso, LLC, a Delaware limited liability company (“SPE Owner”) and LF3 EL PASO TRS, LLC, a Delaware limited liability company,

LF3 El Paso, LLC

LF3 EL PASO TRS, LLC

C/o Lodging Fund REIT III OP, LP

Attn: Linzey Erickson

1635 43rd Street S, Suite 205

Fargo, ND 58103

With a copy to:

Legendary Capital

Attn: David Durell

644 Lovett SE, Suite B

Grand Rapids, MI 49506

1.14. Loan: The loan from Beneficiary to Grantor evidenced by, among other documents, the Note and the Loan Agreement dated May 16, 2021, between Grantor and Beneficiary (the “Loan Agreement”).

1.15 Loan Documents: The Note, the Loan Agreement, and all of the deeds of trust, mortgages and other instruments, certificates and documents securing or executed and delivered in connection with the Loan, including, without limitation, this Deed of Trust, and each other agreement evidencing or securing the Loan now or hereafter executed or delivered by Grantor. The term “Loan Documents” also includes all modifications, extensions, renewals and replacements of each document referred to above.

1.17 Note: Amended and Restated Promissory Note dated May 12, 2021 executed by LF3 El Paso, LLC, a Delaware limited liability company and LF3 EL PASO TRS, LLC, a Delaware limited liability company, payable to the order of Beneficiary, in the maximum principal amount of $7,900,000.00, the last payment under which is due on May 15, 2023, or, if extended by Beneficiary pursuant to its terms, May 15, 2024, ,together with all renewals, extensions, and modifications thereof. All terms and provisions of the Note are incorporated by this reference in this Deed of Trust.

(b)	The following Section 6.13 is added to and made a part of the Security Instrument:

6.13. Event of Default under Loan Agreement. An Event of Default, as such term is defined in the Loan Agreement, occurs.

(c)	If there is a conflict between any provision or requirement of the Security Instrument and any provision or requirement of the Loan Agreement, the provision or requirement of the Loan Agreement will govern and control.
6.	Representations and Warranties of Original Borrower. Original Borrower hereby represents and warrants to Lender as follows:
(a)	Organization. Original Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Original Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.
(b)	Proceedings; Enforceability. Original Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Original Borrower enforceable against Original Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. This Agreement is not subject to, and Original Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.
(c)	No Conflicts. The execution, delivery and performance of this Agreement by Original Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property of Original Borrower (including the Property) pursuant to the terms of, any agreement or instrument to which Original Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any governmental authority having jurisdiction over Original Borrower or any of its properties (including the Property). Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Original Borrower of this Agreement has been obtained and is in full force and effect.
(d)	Litigation. Original Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Original Borrower or the Property, or Original Borrower’s business, properties, operations or condition, financial or otherwise. To the best of Original Borrower’s knowledge, Original Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party or by which it or the Property is bound, other than Original Borrower’s default under the Loan as described herein.
(e)	Title. Original Borrower has good and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all liens other than the Permitted Exceptions (as such term is defined in the Security Instrument). All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal

Requirements in connection with the transfer of the Property by Original Borrower to Borrower have been paid or will be paid at the time of such transfer.
(f)	No Bankruptcy Filing. Original Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Original Borrower has no knowledge of any person or entity contemplating the filing of any such petition against it. In addition, Original Borrower has not been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.
(g)	Original Loan Documents. The Original Loan Documents constitute valid and legally binding obligations of Original Borrower enforceable against Original Borrower and the Property in accordance with their terms. Original Borrower acknowledges and agrees that, nothing contained in this Agreement, or the Assignment and Assumption, shall release or relieve Original Borrower from its obligations under the Original Loan Documents arising prior to the Effective Date. Original Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender or its past, present and future partners, members, officers, directors, employees, agents, contractors, representatives, and participants and each of the successors and assigns of each of the foregoing or with respect to (i) the Loan, (ii) the Original Loan Documents, or (iii) the Property. To the extent Original Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the date hereof, Original Borrower knowingly waives and relinquishes them.
(h)	Reaffirmation .Original Borrower reaffirms and confirms the truth and accuracy of all representations and warranties set forth in the Original Loan Documents as if made on the date hereof.
7.	Miscellaneous.
(a)	No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.
(b)	No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law. No delay or failure on the part of any party hereto in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party hereto contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any party hereto may in writing expressly waive any of such party’s rights under this Agreement without invalidating this Agreement.
(c)	Severability. The invalidity or unenforceability of one or more covenants, terms, or conditions in this Agreement will not affect the remainder of this Agreement.

(d)	Further Assurances. Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Property, and to consummate the transactions contemplated by or in this Agreement.
(e)	Notices. Any notice, demand, request, approval, consent, or other communication made from or to a party as required by, permitted by, or contemplated in this Agreement (each a “Notice”) will only be effective if (i) it is in writing and (ii) the intended recipient actually receives it or is deemed to have received it in accordance with this paragraph. A Notice will be deemed received (x) if sent by local or overnight courier to the Recipient’s Address, upon delivery or first attempted delivery and (y) if sent by registered or certified first class mail, return receipt requested, two business days after deposit in the mail. If, however, a provision in this Agreement specifies different methods and requirements regarding a particular Notice, such provision will control with regard to the specified Notice. “Recipient’s Address” means the recipient’s address identified below as the recipient’s notice address (or as its address, if a separate notice address is not specified), or a new address identified in a Notice from the recipient to the sending party at least ten days before the date of the sending party’s Notice.

To Lender:

With a copy to:

Button Capital Management

29834 N Cave Creek Rd

Suite 118-283

Cave Creek, AZ 85331

Attn.: Ken Okamoto

ken.okamoto@buttoncapital.com

To Original Borrower:

With a copy to:

Button Capital Management

29834 N Cave Creek Rd

Suite 118-283

Cave Creek, AZ 85331

Attn.: Ken Okamoto

ken.okamoto@buttoncapital.com

To New Borrower:

LF3 El Paso, LLC

LF3 EL PASO TRS, LLC

C/o Lodging Fund REIT III OP, LP

Attn: Linzey Erickson

1635 43rd Street S, Suite 205

Fargo, ND 58103

With a copy to:

Legendary Capital

Attn: David Durell

644 Lovett SE, Suite B

Grand Rapids, MI 49506

(f)	Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender’s consent to the Requested Actions shall not be deemed to constitute Lender’s consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.
(g)	Time of Essence. Time is of the essence as to all obligations created by and all notices required by this Agreement.
(h)	Waiver of Jury Trial. Each party waives its right to a jury trial for any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that might be filed in a court and that relate to the subject matter of the transaction arising out of this Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This waiver is a material inducement to enter into a business relationship and the parties have each relied on this waiver in entering into this Agreement. Each party warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. If litigation occurs, this waiver and the agreement in which it is contained may be filed as a consent to a trial by the court.
(i)	Successors or Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors, and permitted assigns.
(j)	Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Texas.
(k)	Counterparts. To facilitate execution, this Agreement may be executed in multiple identical counterparts. The signature of each party, or the signature of all persons required to bind a party, need not appear on each counterpart. All counterparts, taken together, will constitute a single document. The validity of a signature page will not be affected by its detachment from one counterpart of this Agreement and attachment to an identical counterpart of this Agreement.

(l)	Final Agreement. This Agreement is the final, complete, and exclusive agreement of the parties regarding its subject matter, and supersedes all prior and contemporaneous agreements, representations, and understandings regarding such subject matter. No modification of this Agreement will be binding on the parties to it unless contained in a writing signed by the parties hereto.

Original Borrower:

HD Sunland Park Property, L.L.C., a Delaware limited liability company

By: High Desert Investors 3 LLC, its sole member

By: Button US Investors Sunland Park Inc.

By: /s/ Edwin Cheung

Edwin Cheung, Authorized Signatory

By: /s/ Justin Ng

Justin Ng, Authorized Signatory

By: VB Hotel Group C, LLC

By:

Name:

Title:

By: MT Sunland Park Hotel, L.L.C., its managing member

By: ASI Capital, LLC

By:

Name:

Title:

New Borrower:

LF3 El Paso, LLC, a Delaware limited liability company

By: Lodging Fund REIT III OP, LP, a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc., a Maryland corporation, its general partner

By:/s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Financial Officer

LF3 El Paso TRS, LLC, a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc., a Delaware corporation, its sole member

By:/s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Financial Officer

Lender:

EPH Development Fund LLC, a Delaware limited liability company

By: /s/ Albert Ken Okamoto

Name: Albert Ken Okamoto

Title: Authorized Signatory

EXHIBIT A

LEGAL DESCRIPTION

A PARCEL OF LAND CONTAINING 5.314 ACRES MORE OR LESS, BEING A PORTION OF LOT 1, BLOCK 2,

SUNLAND COMMERCIAL DISTRICT UNIT 2, AN ADDITION TO THE CITY OF EL PASO, EL PASO COUNTY, TEXAS, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 23, PAGE 42, PLAT RECORDS OF EL PASO COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT AN EXISTING CITY MONUMENT FOUND AT THE CENTERLINE INTERSECTION OF SUNLAND PARK DRIVE AND CONSTITUTION DRIVE; THENCE, WITH SAID CENTERLINE OF SUNLAND PARK DRIVE, NORTH 83° 39' 16" EAST A DISTANCE OF 380.98 FEET; THENCE, LEAVING SAID CENTERLINE, SOUTH 06° 20' 44" EAST A DISTANCE OF 60.00 FEET TO A SET CROWS FOOT IN CONCRETE ON THE SOUTH RIGHT OF WAY LINE OF SUNLAND PARK DRIVE AND BEING THE "POINT OF BEGINNING";

THENCE, WITH SAID RIGHT OF WAY, NORTH 83° 39' 16" EAST A DISTANCE OF 52.73 FEET TO A SET 5/8" REBAR WITH CAP;

THENCE, WITH SAID RIGHT OF WAY, NORTH 78° 22' 46" EAST A DISTANCE OF 149.41 FEET TO A SET 5/8" REBAR WITH CAP;

THENCE, LEAVING SAID RIGHT OF WAY, SOUTH 11° 39' 57" EAST A DISTANCE OF 96.73 FEET TO A SET NAIL WITH SHINER, TX NO. 1798;

THENCE, SOUTH 62° 09' 00" EAST A DISTANCE OF 87.94 FEET TO A SET 5/8" REBAR WITH CAP;

THENCE, NORTH 78° 20' 03" EAST A DISTANCE OF 76.65 FEET TO A SET 5/8" REBAR WITH CAP;

THENCE, NORTH 26° 32' 34" EAST A DISTANCE OF 147.75 FEET TO A POINT AT THE INTERSECTION WITH THE SOUTHWESTERLY RIGHT OF WAY LINE OF U.S. INTERSTATE HIGHWAY NO. 10, (A WITNESS CORNER BEING SET SOUTH 26° 32' 34" WEST A DISTANCE OF 1.00 FEET);

THENCE, ALONG THE RIGHT OF WAY LINE OF U.S. INTERSTATE HIGHWAY NO. 10 THE FOLLOWING COURSES;

NORTH 78° 20' 03" EAST A DISTANCE OF 213.36 FEET TO A SET 5/8" REBAR WITH CAP;

NORTH 49° 53' 58" EAST A DISTANCE OF 228.07 FEET TO A SET CHISELED ''X'';

SOUTH 40° 06' 02" EAST A DISTANCE OF 343.40 FEET TO A SET 5/8" REBAR WITH CAP;

THENCE, LEAVING SAID RIGHT OF WAY, SOUTH 49° 53' 58" WEST A DISTANCE OF 332.76 FEET TO A SET 5/8" REBAR WITH CAP;

THENCE, SOUTH 78° 20' 03" WEST A DISTANCE OF 245.75 FEET TO A SET CHISELED ''X'' IN CONCRETE;

THENCE, NORTH 62° 09' 00" WEST A DISTANCE OF 618.23 FEET TO THE "POINT OF BEGINNING" OF THE HEREIN DESCRIBED PARCEL, AND CONTAINING 5.314 ACRES OF LAND MORE OR LESS. (REFERENCE: METES AND BOUNDS DESCRIPTION CONTAINED IN THAT CERTAIN DEED WITHOUT WARRANTY RECORDED UNDER INSTRUMENT NO. 20060040427, REAL PROPERTY RECORDS OF EL PASO COUNTY, TEXAS.)

SAVE AND EXCEPT THE PROPERTY DESCRIBED IN NOTICE OF LIS PENDENS FILED FOR RECORD MARCH 01, 2016 UNDER COUNTY CLERK'S FILE NO. 20160013652, OFFICIAL PUBLIC RECORDS OF EL PASO, TEXAS.